EXHIBIT 10.11

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                             APPLIED DISCOVERY, INC.

                             SHAREHOLDERS' AGREEMENT

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                               TABLE OF CONTENTS

                                                                      Page

1.    Definitions..................................................... 1

2.    Governance Rights................................................3
      2.1 Election of Directors; Number of Directors ..................3

3.    Transfer Rights .................................................4
      3.1 Tag-Along Rights ............................................4
      3.2 Company and Preferred Shareholder Right of First Refusal.....6
      3.3 Preemptive Rights............................................7

4.    Additional Covenants of the Company..............................8
      4.1 Delivery of Financial Statements ............................8
      4.2 Inspection ..................................................9
      4.3 Redemption of Series A Preferred Stock ......................9
      4.4 Future Shareholders .........................................9

5.    Covenants of the Shareholders ...................................9
      5.1 Shareholders Agreement to Sell ..............................9
      5.2 Information Confidential ....................................9
      5.3 Transferees of Shareholders' Shares.........................10

6.    Additional Covenants ...........................................10
      6.1 Management Shareholders.....................................10

7.    Miscellaneous...................................................11
      7.1 Termination.................................................11
      7.2 Governing Law...............................................11
      7.3 Legend .....................................................11
      7.4 Successors and Assigns .....................................11
      7.5 Entire Agreement............................................11
      7.6 Severability ...............................................11
      7.7 Amendment and Waiver........................................12
      7.8 Delays or Omissions ........................................12
      7.9 Notices, etc . .............................................12
      7.10 Titles and Subtitles ......................................12
      7.11 Counterparts ..............................................12


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                             APPLIED DISCOVERY, INC.

                             SHAREHOLDERS' AGREEMENT

      This Shareholders' Agreement (the "Agreement"), is made as of the 28th day of January, 2000, by and among Applied Discovery, Inc., a Washington corporation (the "Company"), the holders of shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company set forth on Exhibit A hereto (the "Founding Shareholders") the holder of a warrant to purchase shares of Common Stock of the Company (the "Common Warrant") set forth on Exhibit B hereto (such person in its capacity as a holder of Restricted Securities being referred to herein as the "Common Warrant Holder"), the holders of warrants to purchase shares of Series A Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), of the Company (the "Preferred Warrants") set forth on Exhibit B hereto (such persons in their capacity as holders of Restricted Securities being referred to as the "Preferred Warrant Holders" and together with the Common Warrant Holder, the "Warrant Holders") and the holders of Series A Preferred Stock of the Company, including those persons who formerly held notes convertible into Series A Preferred Stock and who converted the notes into such shares as of the date hereof (the "Former Note Holders"), set forth on Exhibit C hereto (such persons in their capacity as holders of Restricted Securities being referred to herein as the "Preferred Shareholders" the Preferred. Shareholders, Founding Shareholders and Warrant Holders are sometimes collectively referred to herein as the "Shareholders" and each a "Shareholder".

                                    RECITALS

      WHEREAS, the Company and certain of the Preferred Shareholders are entering into a Series A Preferred Stock Purchase Agreement of even date herewith (the "Series A Preferred Stock Purchase Agreement") pursuant to which the Company will sell an aggregate of up to 5,585,000 shares of Series A Preferred Stock to certain of the Preferred Shareholders in two separate closings; and

      WHEREAS, as an inducement to the Series A Preferred Shareholders to consummate the transactions contemplated by the Series A Preferred Stock Purchase Agreement, the Company, the Founding Shareholders, the Preferred Shareholders and Warrant Holders have agreed to enter into this Agreement;

                                    AGREEMENT

      NOW, THEREFORE, the parties hereby agree as follows:

1.    Definitions

      1.1 As used in this Agreement, the following terms shall have the following respective meanings:


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            (a) "1933 Act" shall mean the Securities Act of 1933, as amended.

            (b) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

            (c) "Additional Closing" shall have the meaning set forth in the Series A Preferred Stock Purchase Agreement.

            (d) "Affiliate" with respect to any Person shall mean any person or entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

            (e) "Affiliated Transferee" means a transferee that acquires Common Stock or Series A Preferred Stock pursuant to clauses (ii), (iii) or (iv) of the definition of Permitted Transfer.

            (f) "Board" shall mean the board of directors of the Company.

            (g) "Convertible Securities" shall mean securities or obligations that are exercisable for, convertible into or exchangeable for shares of Common Stock. The term includes options, warrants or other rights to subscribe for or purchase Common Stock or to subscribe for or purchase other securities that are convertible into or exchanged for Common Stock including the Series A Preferred Stock, the Preferred Warrants and the Common Warrant..

            (h) "Immediate Family Member" means, with respect to any individual, the spouse, parents, parent-in-law, siblings, siblings-in-law, children and grandchildren of such individual.

            (i) "Initial Closing" shall have the meaning set forth in the Series A Preferred Stock Purchase Agreement.

            (j) "IPO" means a firm commitment underwritten public offering of shares of Common Stock of the Company pursuant to a registration statement on Form S-1 (or any successor form thereto) under the 1933 Act.

            (k) "Permitted Transfer" means:

                  (i) a Transfer of the joint interest of a Shareholder's spouse in all or any part of the Series A Preferred Stock or Common Stock to such Shareholder upon the death of the spouse;

                  (ii) a Transfer of the joint interest of a Shareholder's spouse in all or any part of the Series A Preferred Stock or Common Stock to such Shareholder in connection with the termination of the marital relationship of the Shareholder and the Shareholder's spouse;


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                  (iii) a Transfer of Series A Preferred Stock or Common Stock
by a Shareholder to one or more Affiliates of such Shareholder;

                  (iv) a Transfer of Series A Preferred Stock or Common Stock to the Immediate Family Members of such Shareholder or to trusts or limited partnerships for the benefit of Immediate Family Members of the Shareholder;

                  (v) a Transfer of Common Stock to the Company; or

                  (vi) a Transfer made pursuant to the terms of this Agreement.

provided, in the case of clauses (i) through (vi) above, that each transferee of Series A Preferred Stock or Common Stock becomes a party to this Agreement.

            (l) "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or government authority.

            (m) "Qualified IPO" shall mean an IPO with gross proceeds (before deduction of underwriter commissions and offering expenses) of at least $25,000,000 and an initial offering price per share of at least five (5) times the original purchase price of $1.00 per share (subject to adjustment for stock splits, dividends or recapitalizations as set forth in the Certificate of Designation).

            (n) "Restricted Securities" shall mean the Common Warrant, the Preferred Warrants, the Series A Preferred Stock and the Common Stock issuable upon the exercise or conversion of any of the foregoing by the Persons set forth on Exhibits B and C hereto and the Common Stock held by the Founding Shareholders.

            (o) "Securities" shall mean shares of the Common Stock, the Series A Preferred Stock, the Common Warrant and the Preferred Warrants of the Company.

            (p) "Transfer" shall mean the conveyance, sale, lease, assignment, granting of any lien on or other transfer or disposition of any shares of capital stock or other equity securities of the Company (or any legal or beneficial interest therein); provided, however, that a pledge of capital stock shall not be deemed a "Transfer hereunder if the pledgor retains beneficial ownership of the stock but any Transfer by the pledgee shall be deemed a Transfer within the meaning of this definition. The terms "Transfer" and "Transferred" when used as verbs shall have correlative meanings.


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2.    Governance Rights

      2.1   Election of Directors; Number of Directors.

            (a) From and after the date of the Initial Closing, the Board of Directors of the Company will consist of four (4) Persons. From and after the date of the Additional Closing the Board of Directors of the Company will consist of five (5) Persons. The Company will reimburse the expenses of all such Persons who attend the meetings of the Board. At any annual or special shareholders meeting called for such purpose, and whenever the shareholders of the Company act by written consent with respect to election of directors, each Shareholder agrees to vote or otherwise give such Shareholder's consent in respect of all shares of capital stock of the Company (whether now or hereafter acquired) owned by such Shareholder or as to which such Shareholder is entitled to vote, and the Company shall take all necessary and desirable actions within its control, in order to cause:

                  (i) the election of two (2) directors designated by the Founding Shareholders;

                  (ii) after the Initial Closing, the election of one (1) director designated by Zilkha Venture Partners, L.P. ("Zilkha"), which individual shall initially be Daniel J. Standen; and from and after the Additional Closing, the election of two (2) directors designated by Zilkha, which individuals shall initially be John P. Rigas and Daniel J. Standen;

                  (iii) the election of one (1) director agreed to be designated by the Founding Shareholders and Zilkha, and mutually agreeable to each;

                  (iv) the removal from the Board (with or without cause) of any representative designated hereunder by the person or persons entitled to make such designation hereunder, upon such Person's written request for removal as to its designee, but only upon such written request; and

                  (v) upon any vacancy in the Board as a result of any individual designated as provided in clauses (i), (ii) or (iii) above ceasing to be a member of the Board, whether by resignation or otherwise, the election to the Board of an individual designated by the shareholder or shareholders (as the case may be) who designated the individual who shall have so ceased to be a member of the Board.

            (b) The Board shall meet on not less than a quarterly basis.

3.    Transfer Rights

      3.1 Tag-Along Rights. Subject to Section 3.2, if, at any time a Founding Shareholder or the Common Warrant Holder (for purposes of this Section, any Person described above is hereinafter referred to as a "Selling Shareholder") wishes to Transfer in one or more transactions


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all of the Securities held by him or a portion of the Securities held by him
(whether now or hereafter acquired), then the following tag-along rights shall apply:

            (a) The Selling Shareholder shall promptly deliver a notice of intention to sell ("Tag-Along Notice") to each Preferred Shareholder and Preferred Warrant Holder setting forth the number of shares and class of shares to be sold (the "Subject Securities"), the proposed purchase price and terms of sale, and the identity of each prospective transferee. Upon receipt of the Tag-Along Notice, each Preferred Shareholder and Preferred Warrant Holder shall have the right and option to elect to sell to the prospective transferee(s), at the price and on the terms stated in the Tag-Along Notice, all or part of that number of Securities which is equal to the product obtained by multiplying (i) the aggregate number of Securities covered by the proposed transfer by (ii) a fraction, the numerator of which is the number of, Securities (treating, for purposes of such calculation, each share of Series A Preferred Stock and each Preferred Warrant as the number of shares of Common Stock issuable upon conversion or exercise thereof) at the time owned by such Preferred Shareholder or Preferred Warrant Holder, as the case may be, and the denominator of which is the number of Securities (treating, for purposes of such calculation, each share of Series A Preferred Stock and each Preferred Warrant as the number of shares of Common Stock issuable upon conversion or exercise thereof) at the time owned by all the Preferred Shareholders and Preferred Warrant Holders. Any such election shall be made by written notice (a "Tag-Along Notice of Election") to the Selling Shareholder within ten (10) business days after receipt by such Preferred Shareholder or Preferred Warrant Holder, as the case may be, of the Tag-Along Notice. If no Preferred Shareholder or Preferred Warrant Holder exercises its tag-along rights pursuant to the conditions set forth herein by written notice within such ten (10) business day period, the Selling Shareholder may sell the shares specified in the Tag-Along Notice on the terms and conditions set forth in the Tag-Along Notice. If one or more of the Preferred Shareholders or Preferred Warrant Holders exercises its rights of co-sale by delivering a Tag-Along Notice of Election to the Selling Shareholder within ten
(10) business days after receipt of the Tag-Along Notice, then the Selling Shareholder shall use all reasonable efforts to cause the prospective transferee(s) to agree to acquire all Securities included in both the Tag-Along Notice and the Tag-Along Notice(s) of Election, upon the same terms and conditions as set forth in the Tag-Along Notice. If such prospective transferee(s) is (are) unwilling or unable to acquire all of such additional shares upon such terms, then the Selling Shareholder may elect either to cancel such proposed transfer or to proceed with such proposed transfer by reducing the number of Securities to be sold pursuant to the Tag-Along Notice and the Tag-Along Notice(s) of Election such that the total number of Securities to be sold by the Selling Shareholder, on the one hand, and the Preferred Shareholders and Preferred Warrant . Holders that delivered Tag- Along Notices of Election, on the other hand, does not exceed the total number of Securities such transferee(s) is (are) willing to purchase. Specifically, pursuant to the preceding sentence, the number of Securities proposed to be sold by the Selling Shareholder and the number of Securities proposed to be sold by the Preferred Shareholders and Preferred Warrant Holders who delivered Tag-Along Notices of Election shall each be reduced by being multiplied by a fraction, the numerator of which is equal to the total number of 'Securities the transferee(s) is (are) willing to purchase and the denominator of which is equal to the total number of Securities proposed to be sold by the Selling Shareholder, plus the total number of Securities proposed to be sold by the


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Preferred Shareholders and Preferred Warrant Holders who delivered Tag-Along
Notices of Election.

            (b) The provisions of this Section 3.1 also shall apply to any proposed sale by a Preferred Shareholder or Preferred Warrant Holder such that
(i) in the event any Preferred Shareholder or Preferred Warrant Holder wishes to sell, pledge or transfer all or a portion of its Series A Preferred Stock or Preferred Warrants (or Common Stock issuable upon conversion or exercise thereof) (a "Preferred Stock Seller"), such Preferred Stock Seller shall comply with the provisions of paragraph (a) above and (ii) each other Preferred Shareholder and each other Preferred Warrant Holder, (each a "Prospective Co-Seller") shall have the right and option to elect to sell to the prospective transferee(s), at the price and on the terms stated in the Tag-Along Notice, all or part of that number of shares of Series A Preferred Stock and Preferred Warrants (or Common Stock issuable upon conversion or exercise thereof) which is equal to the product obtained by multiplying (i) the aggregate number of shares of Series A Preferred Stock and Preferred Warrants (or Common Stock issuable upon conversion or exercise thereof) covered by the proposed transfer by (ii) a fraction, the numerator of which is the number of shares of Common Stock (treating, for purposes of such calculation, each share of Series A Preferred Stock and each Preferred Warrant as the number of shares of Common Stock issuable upon conversion or exercise thereof) at the time owned by such Prospective Co-Seller and the denominator of which is the number of shares of Common Stock (treating, for purposes of such calculation, each share of Series A Preferred Stock and each Preferred Warrant as the number of shares of Common Stock issuable upon conversion or exercise thereof) at the time owned by all the Preferred Shareholders and Preferred Warrant Holders. If the prospective transferee(s) is (are) unwilling or unable to acquire all of such additional shares upon such terms, then the Preferred Stock Seller or the Prospective Co-Seller, as the case may be, may elect either to cancel such proposed transfer or to proceed with such proposed transfer by reducing the number of shares of Preferred Stock or Preferred Warrants (or Common Stock issuable upon conversion or exercise thereof) to be sold pursuant to the Tag-Along Notice and the Tag-Along Notice(s) of Election such that the total number of shares of Series A Preferred Stock and Preferred Warrants (or Common Stock issuable upon conversion or exercise thereof) to be sold by both the Preferred Stock Seller, on the one hand, and the Prospective Co-Sellers, on the other hand, does not exceed the total number of shares of Series A Preferred Stock and Preferred Warrants (or Common Stock issuable upon conversion or exercise thereof) such transferee(s) is
(are) willing to purchase. Specifically, pursuant to the preceding sentence, the number of shares of Series A Preferred Stock and Preferred Warrants (or Common Stock issuable upon conversion or the exercise thereof) proposed to be sold by the Preferred Stock Seller and the number of shares of Series A Preferred Stock and Preferred Warrants (or Common Stock issuable upon conversion or exercise thereof) proposed to be sold by the Prospective Co-Sellers shall each be reduced by being multiplied by a fraction, the numerator of which is equal to the total number of shares of Series A Preferred Stock and Preferred Warrants (or Common Stock issuable upon conversion or the exercise thereof) the transferee(s) is
(are) willing to purchase and the denominator of which is equal to the total number of shares of Series A Preferred Stock and Preferred Warrants (or Common Stock issuable upon conversion or the exercise thereof) proposed to be sold by the Preferred Stock Seller plus the total number of shares of Series A Preferred Stock and Preferred


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Warrants (or Common Stock issuable upon conversion or exercise thereof) proposed to be sold by the Prospective Co-Sellers.

            (c) Any Subject Securities not sold pursuant to the provisions of paragraphs (a) or (b) above within ninety (90) days after the ten (10) business day period referred to therein shall again be subject to the restrictions contained in this Agreement and shall not thereafter be sold, pledged or transferred, except in compliance with the applicable provisions of this Agreement.

            (d) Upon electing to participate in a proposed sale pursuant to paragraphs (a) or (b) above, each Preferred Shareholder or Preferred Warrant Holder, as applicable, shall deliver to the Company, as its agent, for transfer or the proposed acquiror, one or more certificates, duly endorsed for transfer or accompanied by stock transfer powers duty endorsed for transfer, with all stock transfer taxes paid and stamps affixed, which represent the number of shares of Subject Securities that such Preferred Shareholder or Preferred Warrant Holder, as applicable, shall have so elected to sell,

            (e) The stock certificate or certificates delivered by each Preferred Shareholder or Preferred Warrant Holder, as applicable, to the Company pursuant to paragraph (d) above shall be transferred by the Company to the acquiror in consummation of the sale of the Subject Securities pursuant to the terms and conditions specified in the Tag-Along Notice, and the Company shall promptly thereafter remit to such Preferred Shareholder or Preferred Warrant Holder that portion of the proceeds to which the Preferred Shareholder or Preferred Warrant Holder is entitled by reason of such participation.

            (f) The provisions of this Article 3 shall not apply to any Permitted Transfer.

      3.2 Company and Preferred Shareholder Right of First Refusal. Subject to the terms and conditions specified in this Section 3.2, the Founding Shareholders and the Common Warrant Holder hereby grant to the Company and to each Preferred Shareholder and Preferred Warrant Holder a right of first refusal with respect to future. sales by the Founding Shareholders and the Common Warrant Holder of their Offered Shares (as hereinafter defined). For purposes of this Section 3.2, a Preferred Shareholder and a Preferred Warrant Holder includes any partners and Affiliates of such Preferred Shareholder and such Preferred Warrant Holder.

      Each time the Founding Shareholders and the Common Warrant Holder propose to Transfer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (the "Offered Shares"), the Founding Shareholders and the Common Warrant Holder (for the purposes of this Section only, a "Selling Shareholder") shall first make an offering of such Offered Shares to the Company and to each Preferred Shareholder and each Preferred Warrant Holder before Transferring such Offered Shares to any other Person, entity or association, in accordance with the following provisions:

            (a) First, the Selling Shareholder shall deliver a notice by certified mail (a "Right of First Refusal Notice") to the Company stating (i) its bona fide intention to Transfer such


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Offered Shares, (ii) the number of such Offered Shares to be offered, and (iii)
the price and terms upon which such Offered Shares shall be offered.

            (b) By written notification received by the Selling Shareholder within 30 calendar days after giving of the Right of First Refusal Notice, the Company may elect to purchase or obtain, at the price and on the terms specified in the Right of First Refusal Notice.

            (c) If the Company fails to exercise its right hereunder to purchase all or a portion of the Offered Shares, the Selling Shareholder shall deliver a Right of First Refusal Notice to each Preferred Shareholder and each Preferred Warrant Holder stating (i) its bona fide intention to offer such Offered Shares,
(ii) the number of such Offered Shares to be offered, and (iii) the price and terms upon which such Offered Shares shall be offered.

            (d) By written notification received by the Selling Shareholder within 30 calendar days after giving of the Right of First Refusal Notice, each Preferred Shareholder and each Preferred Warrant Holder may (i) elect to purchase or obtain, at the price and on the terms specified in the Right of First Refusal Notice, or (ii) elect to sell up to that portion of Offered Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion or exercise of any Convertible Securities of the Company then held, by such Preferred Shareholder or such Preferred Warrant Holder bears to the total number of shares of Common Stock of the Company issued and outstanding (assuming conversion or exercise of all of the Company's outstanding Convertible Securities) on the terms specified in the Right of First Refusal Notice. If any Preferred Shareholder or Preferred Warrant Holder fails to exercise its right hereunder to purchase all of its pro rata portion of Offered Shares, the other Preferred Shareholders and Preferred Warrant Holders may agree, during a 10-calendar day period, to purchase such Preferred Shareholder's and Preferred Warrant Holder's unpurchased portion on a pro rata basis.

            (e) In the event that the Preferred Shareholders and the Preferred Warrant Holders do not exercise their right of first refusal with respect to any remaining portion of Offered Shares not previously purchased by the Company pursuant to its Right of First Refusal Notice under Section 3.2(b), then the Company shall have the further right to exercise its right of first refusal for a 15-calendar day period with respect to such remaining Offered Shares in accordance with Sections 3.2(a) and (b) above. If the Company and the Preferred Shareholders and the Preferred Warrant Holders do not purchase all of the Offered Shares, then at the option of the Selling Shareholder none may be purchased pursuant to this Section 3.2 and such Offered Shares may be sold to a third party at the same price and on the same terms.

            (f) With respect to any Offered Shares not obtained by the Company, the Preferred Shareholders or the Preferred Warrant Holders as provided in subsections 3.2(b), 3.2(d) and 3.2(e) hereof, the Selling Shareholder may, during the 60-day period following the expiration of the 15-day period provided in subsection 3.2(e) hereof, offer the remaining unsubscribed portion of such Offered Shares to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Right of First Refusal Notice. If the Founding Shareholders and Common Warrant Holder do not enter into an agreement for the sale


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of the Offered Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Offered Shares shall not be offered unless first reoffered to the Company, the Preferred Shareholders and the Preferred Warrant Holders in accordance herewith.

            (g) The right of first refusal set forth in this Section 3.2 may not be assigned or transferred, except that (i) such right is assignable by the Company and each Preferred Shareholder to any Affiliate, or to any partner or retired partner of the Company and the Preferred Shareholder and (ii) such right is assignable between and among any of the Preferred Shareholders.

      3.3 Preemptive Rights. The Company shall only issue additional Securities in accordance with the following terms:

            (a) The Company shall not issue any additional Securities unless it first delivers to each holder of Series A Preferred Stock (each such Person being referred to in this Section 3.3 as a "Buyer") a written notice (the "Notice of Proposed Issuance") specifying the type and total number of such Securities that the Company then intends to issue (the "Offered New Securities"), all of the terms, including the price upon which the Company proposes to issue the Offered New Securities and stating that the Buyers shall have the right to purchase the Offered New Securities in the manner specified in this Section 3.3 for the same price per share and in accordance with the same terms and conditions specified in such Notice of Proposed Issuance.

            (b) During the five (5) consecutive day period commencing on the date the Company delivers to all of the Buyers the Notice of Proposed Issuance (the "Exercise Period"), the Buyers shall have the option to purchase a portion of the Offered New Securities at the same price per share and upon the same terms and conditions specified in the Notice of Proposed Issuance. Each Buyer electing to purchase Offered New Securities must give written notice of its election to the Company prior to the expiration of the Exercise Period.

            (c) Each Buyer shall have the right to purchase that number of the Offered New Securities as shall be equal to the number of the Offered New Securities multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock then held by such Buyer plus all shares of Common Stock issuable upon conversion or exercise of all Convertible Securities then held by such Buyer and the denominator of which shall be the aggregate number of shares of Common Stock (treating, for purposes of such calculation, each share Convertible Security as the number of shares of Common Stock issuable upon conversion or exercise thereof). The amount of such Offered New Securities that each Buyer is entitled to purchase under this Section 3.3 shall be referred to as its "Proportionate Share". Any Offered New Securities not purchased by a Buyer will be reallocated among the other Buyers.

            (d) If all of the Offered New Securities have not been purchased by the Buyers pursuant to Sections 3.3(a)-(c) hereof, then the Company shall have the right, until the expiration of 180 consecutive days commencing on the first day immediately following the expiration of


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the Exercise Period, to issue the Offered New Securities at not less than, and on terms no more favorable to the purchasers thereof than the price and terms specified in the Notice of Proposed Issuance. If for any reason the Offered New Securities are not issued within such period and at such price and an such terms, the right to issue in accordance with the Notice of Proposed Issuance shall expire and the provisions of this Section shall continue to be applicable to the Offered New Securities.

            (e) Notwithstanding the foregoing, the preemptive rights described in this Section 3.3 shall not apply with respect to the issuance of (i) Common Stock or Convertible Securities issued to (a) employees pursuant to the Stock Plan (as defined in the Series A Preferred , Stock Purchase Agreement), (b) directors or consultants to the Company with the approval of the Compensation Committee, prior to the Additional Closing, or the approval of the Board thereafter or (c) Common Stock or Convertible Securities issued pursuant to a public offering under the 1933 Act, or pursuant to Rule 144A thereunder; (ii) Common Stock issued upon the exercise of the Common Warrant; (iii) Series A Preferred Stock issued upon the exercise of the Preferred Warrants; (iv) debt securities issued to lending or financial institutions; or (v) securities for which the holders of Series A Preferred Stock fail to exercise their right of first refusal as set forth in the Shareholders' Agreement (as defined in the Series A Preferred Stock Purchase Agreement).

4.    Additional Covenants of the Company

      4.1 Delivery of Financial Statements. The Company shall deliver to each Preferred Shareholder holding in excess of 250,000 shares of Series A Preferred
Stock:

            (a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of Shareholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

            (b) within 30 days of the end of each month, a management report for and as of the end of such month, in reasonable detail;

            (c) within 30 days of the end of each fiscal quarter of the Company an unaudited income statement, statement of cash flows and balance sheet for and as of the end of such quarter;

            (d) as soon as practicable, but in any event 30 days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and


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            (e) with respect to the financial statements called for in subsection (c) of this Section 4. 1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operations for the period specified, subject to year end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board determines that it is in the best interest of the Company to do so.

      4.2 Inspection. The Company shall permit each Preferred Shareholder, at such Preferred Shareholder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Preferred Shareholder.

      4.3 Redemption of Series A Preferred Stock. If all of the Series A Preferred Stock held by a Preferred Shareholder that makes a Redemption Election (as defined in the Company's Certificate of Designation relating to the Series A Preferred Stock) (the "Certificate of Designation") is not redeemed within three years of the Redemption Date (as defined in the Certificate of Designation), the Company shall use its best efforts to sell its business to obtain sufficient cash funds to fully redeem the Series A Preferred Stock held by such Preferred Shareholder. Upon obtaining such funds or a commitment to provide such funds, the Company agrees to take such actions as may be necessary in order to fully redeem the Series A Preferred Stock contemporaneously therewith or as soon as legally possible thereafter.

      4.4 Future Shareholders. The Company hereby covenants and agrees to require each future purchaser of stock issued by the Company to execute a counterpart to this Agreement, provided, however, that such obligation shall not apply in respect of purchasers of stock of the Company in the Qualified IPO.

5.    Covenants of the Shareholders.

      5.1 Shareholders Agreement to Sell. If the Company arranges a sale of the Company's, business pursuant to Section 4.3 (a "Sale"), then thereafter each of the Shareholders shall consent to and raise no objections to the Sale and the Shareholders shall cause their nominee(s) on the Board, if any, to take all necessary corporate action to approve such Sale. If the Sale is structured in whole or in part as a merger or consolidation, or a sale of all or substantially all the assets, the Shareholders shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale. If the Sale is structured in whole or in part as a sale of more than 50% of the outstanding capital stock of the Company, the Shareholders shall sell their shares of capital stock of the Company on the terms and conditions approved by the Board. Each of the Shareholders shall take all necessary and desirable actions approved by the Board in connection with the consummation of the Sale, including the execution of such agreements and such instruments reasonably necessary to, provide the representations and warranties as are customarily given upon a transfer of stock, indemnities, covenants, conditions, reasonable non-compete agreements, escrow agreements and other provisions and agreements relating to such Sale.

      5.2 Information Confidential. Each Shareholder acknowledges that the information received by such Shareholder pursuant hereto is confidential, and for its use only, and it will not reproduce, disclose or disseminate such information to any other Person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Shareholder is required to disclose such information by a governmental body.

      5.3 Transferees of Shareholders' Shares. Each Shareholder hereby covenants and agrees to require each transferee of its shares of Restricted Securities to execute a counterpart to this Agreement, whereupon such transferee shall be deemed to be subject to the same rights and obligations of the transferor Shareholder, as applicable.

6.    Additional Covenants.

      6.1 Management Shareholders. In addition to any other rights and obligations of the Shareholders set forth herein, the parties also agree as follows:

            (a) In the event that the employment of Michael C. Weaver or Richard
J. Corbett (the "Management Shareholders" and each a "Management Shareholder") is terminated by the Board for Cause (as defined below) or if the Management Shareholder terminates his employment (each a "Termination Event"), then the Company shall have the right to purchase, at a price per share equal to the Book Value (as defined below) per share, the number of shares of such Management Shareholder or any Affiliated Transferee set forth on Schedule A.

            (b) It is hereby agreed and understood that the provisions of this
Section 6.1 shall not be applicable in the event of termination of a Management Shareholder's employment due to his death or Disability.

            (c) "Book Value" per share of Common Stock shall be determined by dividing the Company's common shareholders' equity as of the date of the Management Shareholder's termination,. determined in accordance with GAAP, consistently applied, by the aggregate number of outstanding shares of Common Stock (on a fully-diluted, as-converted basis) of the Company as of such date.

            (d) "Cause" shall mean the (i) Management Shareholder engages in conduct that constitutes gross neglect or willful misconduct in carrying out his duties under the Employment Letter between the Company and such Management Shareholder which is not cured within 30 days after receipt by such Management Shareholder of written notice of same and which results in a material and adverse effect. on the business, properties or financial condition of the Company, (ii) the fraud, embezzlement, misappropriation of funds or breach of trust in connection with the Management Shareholder's services under the Employment Letter between the Company and such Management Shareholder, (iii) the conviction of a felony crime by the Management Shareholder, the conviction of which would materially and adversely affect the business, properties or financial condition of the Company, and (iv) the failure of the Management Shareholder to follow the written instruction of the Board which is not cured within 15 days after receipt by such Management Shareholder of written notice of same and which would materially and adversely affect the business, properties or financial condition of the Company.

            (e) "Disability" shall mean a mental or physical disability, which by virtue of ill health, renders a Management Shareholder incapable of performing substantially all of his material duties for the Company for a period of at least 180 consecutive days.

7.    Miscellaneous

      7.1 Termination. This Agreement shall terminate as to any party hereto on the earliest to occur of (a) the written con-sent of each of the parties hereto;
(b) the date on which such party ceases to own, directly or indirectly, any shares of Series A Preferred Stock or shares of Common Stock; or (c) the date of the consummation of the Qualified IPO.

      7.2 Governing Law. This Agreement shall be governed by and construed under the substantive laws of the State of New York, except to the extent the Washington Business Corporation Act applies, in which case Washington law will govern with respect to those matters.

      7.3 Legend. The parties hereto agree that each certificate representing any shares of Common Stock or shares of Series A Preferred Stock shall bear the following legend until such time as the same is no longer applicable:

            THE SHARES OF COMMON STOCK OR OTHER SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF, AND ARE ENTITLED TO THE BENEFITS SET FORTH IN, A SHAREHOLDERS' AGREEMENT DATED AS OF JANUARY 28, 2000 A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY. THE COMPANY WILL FURNISH A COPY OF SUCH SHAREHOLDERS' AGREEMENT TO THE RECORD HOLDER HEREOF WITHOUT CHARGE UPON WRrI7EN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

      Promptly after the date hereof, the Company will use its best efforts to reissue certificates representing any outstanding shares of Common Stock or shares of Series A Preferred Stock which do not contain the legend set forth above with certificates bearing such legend.

      7.4 Successors and Assigns. Except as otherwise expressly provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      7.5 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein. Nothing in this Agreement, express or implied is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

      7.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

      7.7 Amendment and Waiver. Any term of this Agreement may be amended or waived in writing only with the written consent of a majority of the Founding Shareholders and the written consent of a majority of the Preferred Shareholders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of Common Stock or Series A Preferred Stock at the time outstanding, each future holder of all such shares of the Company, and the Company.

      7.8 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach, default or noncompliance of the another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on a party's part of any breach, default or noncompliance under this Agreement or any waiver on a party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies, either under this Agreement, by law, or otherwise afforded to each party, shall be cumulative and not alternative.

      7.9 Notices, etc. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature pages hereto, or as subsequently modified by written notice.

      7.10 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

      7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                  [Remainder of Page Intentionally Left Blank

The parties have executed this Shareholders' Agreement as of the date first, above written.

                              APPLIED DISCOVERY, INC.

                              BY:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                    Address: 1756-114th Street Southeast
                                             Suite 125
                                             Bellevue, WA 98004

                                             Attn:
                                                   -----------------------------
                                             Tel:
                                                   -----------------------------
                                             Fax:
                                                   -----------------------------

                              ZILKHA VENTURE PARTNERS, L.P.

                              By: Zilkha Ventures, LLC
                                  its general partner


                              By: AIMC, LLC,
                                  its managing member


                              BY:
                                  ----------------------------------------------
                                    Name:  John P. Rigas
                                    Title: Managing Member

                                    Address: 767 Fifth Avenue, Suite 4605
                                             New York, NY 10153

                                             Attn: John P. Rigas
                                             Tel:  212-935-9797
                                             Fax:  212-688-4621

                              APPLIED DISCOVERY, PARTNERS L.P.

                              By:   Applied Discovery Management LLC
                                    its general partner


                              BY:
                                 -----------------------------------------------
                                 Name: John P. Rigas
                                 Title: Managing Member

                                 Address: 767 Fifth Avenue, Suite 4605
                                          New York, NY 10153

                                          Attn: John P. Rigas
                                          Tel:  212-935-9797
                                          Fax:  212-688-4621


                              DANIEL L. EILERS

                              --------------------------------------------------
                              Daniel L. Eilers

                              Address: 1000 Madison Drive
                                       Mountainview, CA 94040

                                       Attn:
                                       Tel:  650-625-9601
                                       Fax:  650-625-9605

                              AUDREY MACLEAN AND MICHAEL M. CLAIR, AS
                              TRUSTEES, OR THEIR SUCCESSORS, OF THE
                              AUDREY MACLEAN AND MICHAEL CLAIR TRUST
                              AGREEMENT UAD 12/1/90

                              --------------------------------------------------
                              Audrey Maclean, as trustee

                              Address:    21100 Saratoga Hills Road
                                          Saratoga, CA 95070

                                          Attn:
                                          Tel:  408-741-0684
                                          Fax:  408-867-2927


                              STANLEY J. MERESMAN AND SHARON A.
                              MERESMAN, TRUSTEES OF THE MERESMAN
                              FAMILY TRUST U/D/T 9/13/1989, AS AMENDED

                              --------------------------------------------------
                              Stanley J. Meresman, Trustee

                              Address:    2071 Huntington Lane
                                          Los Altos, CA 94024

                                          Attn: Stanley J. Meresman, Trustee
                                          Tel:  650-964-4224
                                          Fax:  650-964-9357


                              ASFAQ MUNSHI

                              --------------------------------------------------
                              Asfaq Munshi

                              Address:

                                          Attn:
                                          Tel:
                                          Fax:

                              ROBERT D. SELVI and SANDRA A. SELVI


                              --------------------------------------------------
                              Robert Selvi

                              --------------------------------------------------
                              Sandra A. Selvi

                              Address:

                                       Attn:
                                       Tel:
                                       Fax:


                              BARTON W. BODELL

                              --------------------------------------------------
                              Barton W. Bodell

                              Address: 3032 N. Southport #1
                                       Chicago, IL 60657

                                       Attn:
                                       Tel:  773-404-9506
                                       Fax:


                              RICHARD J. CORBETT

                              --------------------------------------------------
                              Richard J. Corbett

                              Address: 1926 Fairview Avenue #311
                                       Seattle, WA 98102

                                       Attn:
                                       Tel:  206-709-9432
                                       Fax:

                              WILLIAM P. PERNSTEINER

                              --------------------------------------------------
                              William P. Pernsteiner

                              Address: 22214 175 Avenue 5G
                                       Kent, WA 98042

                                       Attn:
                                       Tel:  253-639-7059
                                       Fax:  253-639-4856


                              MICHAEL C. WEAVER

                              --------------------------------------------------
                              Michael C. Weaver

                              Address: 21833 NE 103rd Street
                                       Redmond, WA 98053

                                       Attn:
                                       Tel:  425-836-4428
                                       Fax:


                              SHELLY SCHWINN BROWNLOW

                              --------------------------------------------------
                              Shelly Schwinn Brownlow

                              Address: 14221 348th Avenue NE
                                       Duvall, WA 98019

                                       Attn:
                                       Tel:  425-788-5067
                                       Fax:  As above

                              JOHN BROWNLOW

                              --------------------------------------------------
                              John Brownlow

                              Address: 14221 348th Avenue NE
                                       Duvall, WA 98019

                                       Attn:
                                       Tel:  425-788-5067
                                       Fax:  As above


                              RICHARD WEAVER

                              --------------------------------------------------
                              Richard Weaver

                              Address:

                                       Attn:
                                       Tel:
                                       Fax:


                              CHRISTINE WEAVER

                              --------------------------------------------------
                              Christine Weaver

                              Address:

                                       Attn:
                                       Tel:
                                       Fax:

                              RICHARD BLUM


                              --------------------------------------------------
                              Richard Blum

                              Address:

                                       Attn:
                                       Tel:
                                       Fax:


                              MARK MECHAM

                              --------------------------------------------------
                              Mark Mecham

                              Address:

                                       Attn:
                                       Tel:
                                       Fax:


                              ROBERT MCINTOSH

                              --------------------------------------------------
                              Robert McIntosh

                              Address:

                                       Attn:
                                       Tel:
                                       Fax:

                              COMPASS EQUITY PARTICIPATION FUND L.P.

                              By: Compass Capital Advisors LLC
                                  its general partner

                                    By:
                                       -----------------------------------------
                                       Sanford Becker
                                       Managing Member

                                    Address:    7525 8E 24th Street
                                                Suite 450
                                                Merlen Island, WA 98040

                                                Attn: Sanford Becker
                                                Tel:  206-238-2100
                                                Fax:  206-236-1208

                              --------------------------------------------------
                              Robert Selvi


                              PLANET ZANETT ANGEL FUND L.P.

                              By: Planet Zanett Asset Management, Inc.
                                  its General Partner

                                    By:
                                       -----------------------------------------
                                       David McCarthy
                                       CEO

                                    Address:    135 East 57th Street
                                                New York, NY 10022

                                                Attn: Craig Brumfield
                                                Tel:  212-980-4600
                                                Fax:  212-753-4304

                              CRAIG WATJEN

                              --------------------------------------------------
                              Craig Watjen

                                    Address:    14571 SE 51st Street
                                                Bellevue, WA 98006

                                                Tel: 425-641-6444
                                                Fax:


                              DR. GEORGE & NANCY SAVAGE

                              --------------------------------------------------
                              Dr. George Savage

                              --------------------------------------------------
                              Nancy Savage

                                    Address:    1180 Westridge Drive
                                                Portola Valley, CA 94028

                                                Tel: 650-529-1240
                                                Fax: